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                                                                   Exhibit 10(1)

                             THE MEAD CORPORATION
                        CORPORATE ANNUAL INCENTIVE PLAN
                        -------------------------------
                                     2001
                                     ----

OBJECTIVE
---------
The objective of the Corporate Annual Incentive Plan is to recognize and reward Mead's key executive officers and division leaders for achieving and sustaining superior business financial results.

PARTICIPATION ELIGIBILITY
-------------------------
All Officers of the Corporation are participants in this Plan. In addition, the formula of this Plan provides funding for the annual incentives of all Corporate Center employees.

PAYOUT ELIGIBILITY
------------------
Participants must be employees of the company, an affiliate or a subsidiary at the end of the Plan year to receive payout from this Plan. An appropriate proration of earned awards may be made in case of death, disability, retirement, hire or transfer during the Plan year. In such cases, the annual incentive target will be pro-rated to reflect the months of service.

Provisions detailed in Attachment 1 and forming a part of this Plan govern in the event of a Change in Control of the company.

ANNUAL INCENTIVE TARGET
-----------------------
The annual incentive target for each grade is the difference between Mead's policy Total Annual Compensation (TAC) target and the midpoint. This target will be adjusted annually, based on market total cash compensation data. The current annual targets are shown in Attachment 2.

PAYOUT FUNDING
--------------
Payout Factor is determined by the aggregate of all eligible individual annual incentive targets multiplied by the greater of:

1. The Funding Formula, determined as:


         Funding  =        Mead ROTC          X     Mead ROTC
                     ----------------------      -------------
         Formula     Mead Cost of Capital        FP Peers ROTC

         where ROTC = (EAT + ((1 - Tax Rate) X Current Interest Expense)) X 100
                      ---------------------------------------------------
                      (Average Equity + Average Long-Term Debt)

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2. Relative Financial Results determined from the table following:

-------------------- --------- -------- -------- ------- -------- -------- -------- ---------- ---------- ---------- ----------
If Mead ROTC Rank       1         2        3       4        5        6        7         8          9         10         11
is:
-------------------- --------- -------- -------- ------- -------- -------- -------- ---------- ---------- ---------- ----------
Then Payout            100%      88%      75%     63%      50%      30%      15%      ZERO       ZERO       ZERO       ZERO
Funding is:
-------------------- --------- -------- -------- ------- -------- -------- -------- ---------- ---------- ---------- ----------

Mead's Forest Products peers (FP Peers) are comprised of those members of the Forest and Paper Industry Compensation Association (FPICA) whose major business lines are similar to the Mead business segments, and for which public financial reporting is provided by Value Line Reports. For the 2001 Plan year, these companies are identified as:

                           Boise Cascade
                           Bowater
                           Georgia Pacific
                           International Paper
                           Potlatch
                           Smurfit-Stone
                           Temple-Inland
                           Westvaco
                           Weyerhaeuser
                           Willamette

The Compensation Committee may alter the membership of this FP Peer group as corporate structures or market business lines of the indicated companies change.

The annual incentive payout pool is determined as:

  Annual Incentive Payout Pool = Aggregate Annual Incentive Targets X Payout Factor

While this formula determines an available pool of annual incentive dollars, allocation of incentive awards to individuals is based solely on the criteria for "Individual Payout Determination" defined in the following section.

INDIVIDUAL PAYOUT DETERMINATION
-------------------------------
Payout under this Plan for all Participants will be determined by an assessment of each individual's contribution to the business results for the performance period. This assessment for each Participant shall be determined by that participant's manager, subject to review of the CEO.

PAYOUT LIMITATIONS
------------------
Payout shall be limited on the basis of the following financial results of the
Corporation:

1. There shall be no payout to any participant if corporate earnings are negative for the calendar year, after adjustments for special items by the
    Committee: or

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2.  Payout is capped at 200% of target, for any level of performance.

ACCOUNTING FOR PAYOUT
---------------------
The aggregate payout amount will be estimated periodically, and the required accruing for the payout will be charged against earnings during the year. Approved individual incentive payments will be determined after year end and charged against the previously established balance sheet accrual.

RECOMMENDATIONS AND APPROVAL
----------------------------
The Compensation Committee approves this Plan, and reviews total funding and individual payouts under the Plan.

The CEO recommends all individual payouts to the Compensation Committee of the Board of Directors for approval. Payouts for the CEO and the COO are recommended to the Board of Directors by the Compensation Committee.

The Compensation Committee may also determine if payout will be in cash, restricted stock, or replaced with stock options, or a combination thereof. The Board of Directors may require a mandatory deferral of all or any portion of the payout to ensure full deductibility of compensation to any executive.

ADMINISTRATION
--------------
The Plan is administered by the Compensation Committee of the Board. The Compensation Committee has delegated administration to the Corporate Vice President, Human Resources.

RESERVED RIGHTS
---------------
The Mead Corporation reserves the right to alter, amend, suspend or terminate any or all provisions of this Corporate Annual Incentive Plan, except such actions shall neither inhibit nor hinder the rights of any individual with respect to earned and credited awards which have been deferred. Designation of a position as eligible for participation neither guarantees the individual a right to an incentive payment nor a right to continued employment.

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                                 Attachment 1

Effect of Change in Control
---------------------------

Notwithstanding any foregoing Plan provision to the contrary (and notwithstanding any lack of satisfaction of any condition or requirement which would otherwise apply to an award), immediately upon the occurrence of a Change in Control (as defined in the next section hereof), (i) if the Change in Control occurs after the completion of the performance period ending December 31, 2001 (the "Performance Period"), any award with respect to the Performance Period which has already been determined, but has not yet been paid or deferred, shall be immediately paid in full in cash to the respective Participant, (ii) if the Change in Control occurs after the completion of the Performance Period, if no awards have been determined with respect to the Performance Period, the amount (if any) of each such award shall be immediately determined in accordance with the provisions of the Plan and shall be immediately paid in full in cash to the respective Participant, and (iii) if the Change in Control occurs during the Performance Period (the 'Change-in-Control Performance Period'), each Participant shall immediately be paid a pro-rata award for the Performance Period, the amount of which shall equal the product of multiplying the Participant's individual incentive target by a fraction, the numerator of which shall be the number of days in the Change-in-Control Performance Period which have elapsed as of the date of the Change in Control, and the denominator of which shall be the number of days in the Performance Period. Notwithstanding the immediately preceding sentence, no amounts shall be paid pursuant thereto which would, in the opinion of counsel selected by Mead's independent auditors, constitute 'parachute payments' within the meaning of Section 280G(b)(2)(A) of the Internal Revenue Code (the 'Code') and, when added to any other 'parachute payments' which would be received by the Participant pursuant to the terms of any other plan, arrangement or agreement with Mead, any person whose actions result in a change in control of Mead or any person affiliated with Mead or such person, would be subject to the tax imposed by Section 4999 of the Code.

Notwithstanding any provision to the contrary in the Plan, upon and after the occurrence of a Change in Control, (i) the Compensation Committee shall have no power to cause a Participant's award to be paid in any manner other than as a cash lump sum, (ii) the Board of Directors shall have no power to require a mandatory deferral of all or any portion of the award, and (iii) neither the Compensation Committee, the Board of Directors nor any other person or entity shall have the right to terminate or amend the Plan in any manner which would adversely affect the rights or expectancies of a Participant with respect to payment of an award pursuant to this section, as in effect immediately before the Change in Control.

Definition of Change in Control
-------------------------------
A 'Change in Control' shall be deemed to have occurred if an event set forth in any one of the following paragraphs shall have occurred:

(i) date of expiration of a Tender Offer (as defined below), other than an offer by Mead, if the offeror acquires Shares (as defined below) pursuant to such Tender Offer;

(ii) the date of approval by the shareholders of Mead of a definitive agreement:
(x) for the merger or consolidation of Mead or any direct or indirect subsidiary of Mead into or with another corporation, other than (1) a merger or consolidation which would result in the voting securities of

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Mead outstanding immediately prior thereto continuing to represent ((i) in the case of a merger or consolidation of Mead, either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof, or (ii) in the case of a merger or consolidation of any direct or indirect subsidiary of Mead, either by remaining outstanding if Mead continues as a parent of the merged or consolidated subsidiary or by being converted into voting securities of the surviving entity or any parent thereof) at least 51% of the combined voting power of the voting securities of Mead or such surviving or parent entity outstanding immediately after such merger or consolidation, or (2) a merger or consolidation effected to implement a recapitalization of Mead (or similar transaction) in which no Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of Mead (not including in the securities Beneficially Owned by such Person any securities acquired directly from Mead or its Affiliates) representing 25% or more of the combined voting power of Mead's then outstanding securities, or (y) for the sale or disposition of all or substantially all of the assets of Mead, other than a sale or disposition by Mead for all or substantially all of Mead's assets to an entity, at least 51% of the combined voting power of the voting securities of which are owned (directly or indirectly) by shareholders of Mead in substantially the same proportions as their ownership of Mead immediately prior to such sale or disposition.

(iii) (x) any Person is or becomes the Beneficial Owner of 25% or more of the voting power of the then outstanding securities of Mead (not including in the securities beneficially owned by such Person any securities acquired directly or indirectly from Mead or its affiliates), excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (x)(1) of paragraph (ii) above or (y) the date of authorization, by both a majority of the voting power of Mead and a majority of the portion of such voting power excluding the voting power of interested Shares, of a control share acquisition (as such term is defined in Chapter 1701 of the Ohio Revised Code); and

(iv) a change in the composition of the Board of Directors such that individuals who were members of the Board of Directors on the date two years prior to such change (and any new directors (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of Mead) who were elected, or were nominated for election by Mead's shareholders with the affirmative vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such two year period or whose election or nomination for election was previously so approved) no longer constitute a majority of the Board of Directors.

Notwithstanding the foregoing, a 'Change in Control' shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of Mead immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of Mead immediately following such transaction or series of transactions.

'Affiliate' shall have the meaning set forth in Rule 12b-2 promulgated under
Section 12 of the Exchange Act.

'Beneficial Owner' shall have the meaning defined in Rule 13d-3 under the Exchange Act.

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'Exchange Act' shall mean the Securities Exchange Act of 1934, as amended from time to time.

'Person' shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) Mead or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of Mead or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the shareholders of Mead in substantially the same proportions as their ownership of stock of Mead.

'Shares' shall mean shares of common stock, without par value, of The Mead Corporation.

'Tender Offer' shall mean a tender offer or a request or invitation for tenders or an exchange offer subject to regulation under Section 14(d) of the Exchange Act and the rules and regulations thereunder, as the same may be amended, modified or superseded from time to time.

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                                 Attachment 2

                        CORPORATE ANNUAL INCENTIVE PLAN
                        -------------------------------

                                PAYOUT TARGETS
                                --------------

                                     2001
                                     ----

                           2001      2001 Annual       2001 Policy
         Grade           Midpoint  Incentive Target    TAC Target
         -----          ---------  ----------------    -----------
           33            $891,804     $845,100         $1,736,904
           32             773,316      699,800          1,473,116
           31             668,472      579,100          1,247,572
           30             578,640      474,900          1,053,540
           29             500,184      390,000            890,184
           28             432,408      319,600            752,008
           27             374,376      262,500            636,876
           26             324,708      216,000            540,708
           25             281,472      179,800            461,272
           24             245,388      151,800            397,188
           23             215,220      130,200            345,420
           22             192,264      112,410            304,674
           21             169,788       91,160            260,948

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